Exhibit 1.1

Execution Version

Equinix, Inc.

Common Stock, Par Value $0.001 Per Share
Having an Aggregate Offering Price of up to $1,500,000,000

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

February 18, 2022

To:
Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019	BNP Paribas SA 16 Boulevard des Itallens 75009 Paris, France	BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019
Deutsche Bank Securities Inc. 1 Columbus Circle New York, NY 10019	Deutsche Bank AG, London Branch 1 Great Winchester Street, Winchester House London EC2N 2DB, United Kingdom	Deutsche Bank Securities Inc. 1 Columbus Circle New York, NY 10019
ING Financial Markets LLC 1133 Avenue of the Americas New York, New York 10036	Mizuho Markets Americas LLC C/O Mizuho Securities USA LLC as agent 1271 Avenue of the Americas New York, NY 10020	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020
Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020	The Bank of Nova Scotia 44 King Street West Toronto, Ontario, Canada M5H 1H1	Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281
Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281
SMBC Nikko Securities America, Inc. 277 Park Avenue, 5th Floor New York, New York 10172
As Managers	As Forward Purchasers	As Forward Sellers

This Amended and Restated Equity Distribution Agreement (this “Agreement”) is entered into by and among Equinix, Inc., a Delaware corporation (the “Company”), on the one hand, and Morgan Stanley & Co. LLC (“Morgan Stanley”), BNP Paribas Securities Corp. (“BNP PARIBAS”), Deutsche Bank Securities Inc. (“Deutsche Bank Securities”), ING Financial Markets LLC (“ING”), Mizuho Securities USA LLC (“Mizuho Securities”), Scotia Capital (USA) Inc. (“Scotiabank”) and SMBC Nikko Securities America, Inc. (“SMBC Nikko”) (each, a “Manager”, and collectively, the “Managers”), Morgan Stanley & Co. LLC, BNP Paribas SA, Deutsche Bank AG, London Branch, Mizuho Securities USA LLC, and The Bank of Nova Scotia (each in its capacity as purchaser under any Forward Contract (as defined below), a “Forward Purchaser” and collectively, the “Forward Purchasers”) and Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Mizuho Markets Americas LLC, and Scotia Capital (USA) Inc. (each, as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, a “Forward Seller” and collectively, the “Forward Sellers”), on the other hand, and amends and restates in its entirety that certain Equity Distribution Agreement, dated as of October 30, 2020, by and among the Company and the Managers (the “Original Equity Distribution Agreement”). References herein to the “term” of this Agreement shall be deemed to be inclusive of the term of the Original Equity Distribution Agreement.

SECTION 1:       Description of Shares. From time to time during the term of this Agreement (x) the Company may issue and sell through or to the Managers, as sales agents and/or principals, Issuance Shares (as defined below) and (y) the Forward Purchasers may offer and sell, through the Forward Sellers, Forward Hedge Shares (as defined below), in the aggregate having an aggregate offering price of up to $1,500,000,000 on the terms and subject to the conditions set forth herein. The Issuance Shares and the Forward Hedge Shares offered and sold pursuant to this Agreement shall be referred to herein as the “Shares.” The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”. The Company agrees that, whenever the Company determines to sell Issuance Shares directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and such Manager, relating to such sale in accordance with Section 3 hereof.

The Company has filed not earlier than three years prior to the date hereof, or will file (the date of such filing, the “Execution Date”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3, including a Base Prospectus (as defined below), which specifically relates to Shares which may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared or will prepare a Prospectus Supplement (as defined below) to the Base Prospectus which specifically relates to the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, including the Base Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, Forward Purchasers, and Forward Sellers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A hereto. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such document (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

“Forward” means the transaction resulting from the delivery by the Company, and the acceptance by the relevant Forward Purchaser, of a Forward Placement Notice, subject to the terms and conditions of this Agreement and the applicable Forward Contract.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Date” means any Trading Day that a Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 3(b).

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed between the Company and a Forward Seller, not to exceed 2.0%.

“Forward Hedge Selling Period” means the period of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 3(b); provided, that if, prior to the scheduled end of any Forward Hedge Selling Period, (x) any event occurs that would permit a Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to, the provisions opposite the caption “Termination Settlement” in the Master Forward Confirmation or (y) an “Insolvency Filing” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence).

“Forward Hedge Settlement Date” means the second Trading Day (or such earlier day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all shares of Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the Forward Sellers in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Placement Notice” means a written notice to a Forward Purchaser and a Forward Seller, as applicable, delivered in accordance with this Agreement in the form attached as Exhibit B specifying that it relates to a “Forward”.

“Issuance Shares” means all shares of Common Stock issued and sold through a Manager in accordance with the terms and conditions of this Agreement.

“Master Forward Confirmation” means any Master Confirmation, dated as of the date hereof, by and between the Company and any Forward Purchaser, including all provisions incorporated by reference therein, substantially in the form attached as Exhibit C.

“Sales Price” means, for each Forward Hedge Share or each Issuance Share, the actual sale execution price of each Forward Hedge Share or Issuance Share, respectively, sold by a Forward Seller or a Manager, as applicable, on the Nasdaq (as defined below), in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Settlement Date” means any Forward Hedge Settlement Date or any Issuance Share Settlement Date (as defined below).

“Trading Day” means any day which is a trading day on the Nasdaq, other than a day on which the Nasdaq is scheduled to close prior to its regular weekday closing time.

SECTION 2:       A.      Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Manager, the Forward Purchasers and the Forward Sellers on and as of (i) the Execution Time, (ii) each date on which the Company executes and delivers a Terms Agreement or a Forward Placement Notice, (iii) the time any Authorized Representative (as defined in Section 3(a)(i)) instructs any Manager to make sales of Shares as set forth in Section 3 hereof, (iv) the time of each sale of Shares pursuant to this Agreement, (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 4(n)) (each such date listed in (ii) through (vi), a “Representation Date”), that:

(a)            Registration. The Company satisfies the conditions for the use of Form S-3 in connection with the offer and sale of the Shares as contemplated hereby. The Registration Statement has become effective, or will become effective prior to any Representation Date. The Registration Statement at each Representation Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). Copies of such Registration Statement and each of the amendments thereto have been delivered by the Company to the Managers by means of the Commission’s EDGAR system.

(b)           No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Prospectus Supplement or any Permitted Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

(c)            Registration Statement and Prospectus Conform to the Requirements of the Act. On the date it became effective, the Registration Statement conformed, and, as then amended or supplemented, as of each Representation Date will conform, in all material respects, to the applicable requirements of the Act. When the Prospectus is first filed in accordance with Rule 424(b) and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects to the applicable requirements of the Act and, except to the extent the Managers, Forward Purchasers and Forward Sellers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus used most recently prior to the Execution Time) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company meets, and at the time the Registration Statement was originally declared effective the Company met, the applicable requirements of Form S-3 under the Act. The documents incorporated by reference into the Registration Statement and the Prospectus, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act; and any further such documents incorporated by reference will, when they are filed, conform in all material respects with the requirements of the Exchange Act.

(d)            Permitted Free Writing Prospectuses Conform to the Requirements of the Act. Each Permitted Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied or will comply with all prospectus delivery and filing requirements applicable to each such Permitted Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Shares that would constitute a Permitted Free Writing Prospectus without the prior written consent of the Managers, Forward Purchasers, and Forward Sellers. The Company has retained, in accordance with the Act, all Permitted Free Writing Prospectuses, if any, that were not required to be filed pursuant to the Act.

(e)            No Material Misstatements or Omissions. As of the date it became effective the Registration Statement did not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date the Prospectus did not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, as of its date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, hereto does not conflict with the information contained in the Registration Statement, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of its date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(e) do not apply to statements or omissions in the Registration Statement, the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager, Forward Purchaser or Forward Seller expressly for use therein, it being understood and agreed that the only such information furnished to the Company by or on behalf of any Manager, Forward Purchaser or Forward Seller consists of the information described as such in Section 7 hereof.

(f)            Formation and Qualification; Subsidiaries. The Company has been duly incorporated and is an existing corporation in good standing under the laws of State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing in such other jurisdictions would not reasonably be expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” means a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole. As of the Execution Time and each Representation Date, the “Subsidiaries” for purposes of this Agreement shall be deemed to be the direct and indirect subsidiaries of the Company that are material to the business of the Company and its subsidiaries taken as a whole as of the Execution Time or such Representation Date, as applicable, and, in any case, shall include all significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X, and no subsidiaries of the Company shall be excluded from the definition of “Subsidiaries” for such purpose to the extent that such subsidiaries, in the aggregate, are material to the business of the Company and its subsidiaries taken as a whole. The Company and the Subsidiaries are herein referred to collectively as the “Company Parties.” Except as disclosed in the Prospectus, in each case, each of the Subsidiaries has been duly organized and is an existing business entity in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, as amended or supplemented as of the relevant Representation Date; and each Subsidiary is duly qualified to do business as a foreign business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or equity interests, as applicable, of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Company owns all of the shares of capital stock or equity interests, as applicable, of each subsidiary of the Company, directly or through subsidiaries, free from liens, encumbrances and defects, except as pledged pursuant to financing agreements as disclosed in the Prospectus, or as otherwise disclosed in the Prospectus, in each case as amended or supplemented as of the relevant Representation Date.

(g)           Power and Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken. Assuming that the Stock Ownership Limit in Article XI of the Company’s Restated Certificate of Incorporation, as amended, has not been exceeded, the Company has all requisite corporate power and authority to issue, sell and deliver the Issuance Shares, in accordance with and upon the terms and conditions set forth in the Company’s Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, each as subsequently amended from time to time (the “Bylaws”). All corporate action required to be taken by the Company or its board of directors for the offer and sale of the Shares and the consummation of the transactions contemplated by this Agreement has been validly taken.

(h)            Shares. The Shares to be offered by the Company hereunder have been duly authorized and, (in the case of Shares to be issued by the Company) when issued and delivered and paid for as provided herein, will be duly and validly issued in accordance with the Bylaws and will be fully paid and non-assessable and will conform to the description thereof in the Registration Statement and the Prospectus; and no such issuance of Shares is subject to any statutory, preemptive or other similar contractual rights to subscribe for the Shares.

(i)            Outstanding Equity. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus, as amended or supplemented as of the relevant Representation Date. All outstanding shares of capital stock of the Company have been duly authorized and validly issued in accordance with the Bylaws, fully paid and non-assessable and conform as to legal matters to the description thereof contained in or incorporated by reference into the Prospectus, as amended or supplemented as of the relevant Representation Date; and the stockholders of the Company have no preemptive rights with respect to the Shares. As of the date of the Company’s most recent Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, neither the Company nor any of the Subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.

(j)            Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k)            Federal Reserve Regulations. Neither the issuance, sale and delivery of the Issuance Shares nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(l)            No Breach or Default. Except as disclosed in the Prospectus, as of the relevant Representation Date, none of the Company or any of the Subsidiaries is currently in breach of, or in default under, any written agreement or instrument to which it or its property is bound or affected except to the extent that such breach or default would not reasonably be expected to have a Material Adverse Effect.

(m)            No Conflicts. The execution and delivery by the Company of, and performance by the Company of its obligations under, each of the Transaction Documents, the issuance and sale of the Issuance Shares by the Company through the Managers and the offering and sale of any Forward Hedge Shares by any Forward Seller, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any Company Party or any of their properties, or any agreement or instrument to which any Company Party is a party or by which a Company Party is bound or to which any of the properties of any Company Party is subject (except a breach, violation or default that would not reasonably be expected to have a material adverse effect on the execution and delivery by the Company of, and performance by the Company of its obligations under, the Transaction Documents, and the consummation of the transactions contemplated therein), or the charter or by-laws, or similar organizational documents, of any Company Party.

(n)            No Consents Required. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company of its respective obligations under the Transaction Documents, the issuance and sale of the Issuance Shares, the offering and sale of any Forward Hedge Shares and the consummation of the transactions contemplated by the Transaction Documents, except (x) such as have been obtained and made under the Act or the Exchange Act or (y) such consents, approvals, authorizations, orders and registrations or qualifications (A) as may be obtained under applicable securities or blue-sky laws of any state or foreign jurisdiction in connection with the sale of the Issuance Shares by the Managers or the offering of the Forward Hedge Shares by the Forward Sellers or (B) as have been obtained prior to the date herewith.

(o)            Legal Proceedings. Except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, there are no pending actions, suits or proceedings against or affecting the Company, any of the Subsidiaries, or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the transactions contemplated by this Agreement; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(p)            Independent Accountants. PricewaterhouseCoopers, LLP (US) (the “Accountants”), which has certified certain consolidated financial statements of the Company and its subsidiaries, is the independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(q)            Title to Real and Personal Property. Except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, the Company and the Subsidiaries hold title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that are reasonably likely to result in a Material Adverse Effect; and the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that are reasonably likely to result in a Material Adverse Effect.

(r)            Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their consolidated statements of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial information, if any, including the pro forma financial statements and the related notes thereto, incorporated by referenced in the Prospectus and the Registration Statement have been, or shall be, prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable. The assumptions used in preparing such pro forma financial information are, or shall be, reasonable and the adjustments used therein are, or shall be, appropriate to give effect to the transactions and circumstances referred to therein.

(s)            Intellectual Property. The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, the “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t)            Investment Company Act. The Company is not, and, after giving effect to the offering and sale of the Issuance Shares and the application of the proceeds thereof as described in each of the Registration Statement and the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u)            Permits. Except as disclosed in the Prospectus, the Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them. The Company and the Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(v)            No Labor Disputes. Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(w)           Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, none of the Company or the Subsidiaries (A) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “Environmental Laws”), (B) owns leases or operates any real property contaminated with any substance that is subject to any Environmental Laws, (C) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (D) is subject to any claim relating to any Environmental Laws, in each case which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending or threatened investigation which is reasonably expected to lead to such a claim. Except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would reasonably be expected to have a Material Adverse Effect.

(x)            No Material Adverse Effect; No Dividends. Except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus (i) there has not occurred any Material Adverse Effect, or any development or event that would reasonably be expected to involve a prospective Material Adverse Effect, and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(y)            Disclosure. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the EDGAR system.

(z)            Insurance. The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, and none of the Company or any such Subsidiary has any reason to believe, absent a significant change in overall insurance market conditions, that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(aa)          Internal Accounting Controls. Except as disclosed in the Prospectus, the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in each of the Registration Statement and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Company and the Subsidiaries’ internal controls over financial reporting are effective and the Company and the Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(bb)         No Unlawful Payments. None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(cc)          Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd)         Sanctions. None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including without limitation, Cuba, Iran, North Korea, Syria, Venezuela and the Crimean region of the Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of any offering of Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Manager, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ee)          No Broker’s Fees. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings (other than this Agreement) between the Company and any person that would give rise to a valid claim against the Company or any Manager, Forward Purchaser or Forward Seller for a brokerage commission, finder’s fee or like payment as a result of the transactions contemplated by this Agreement.

(ff)           No Registration Rights. Except as disclosed in the Prospectus, as amended or supplemented as of the relevant Representation Date, or as have been validly waived, there are no contracts, agreements or understandings involving the Company granting to any person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(gg)         No Stabilization. None of the Company or any of the Subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. Except as permitted by the Act and furnished and consented to by the Managers, Forward Purchasers and Forward Sellers prior to distribution, the Company has not distributed any registration statement, preliminary prospectus, prospectus or other offering material in connection with the offering and sale of the Shares.

(hh)         Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ii)            Sarbanes-Oxley Act. The Company and its directors and officers are in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(jj)            Status under the Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and was or is (as the case may be) a “well-known seasoned issuer”, in each case as defined in Rule 405 under the Act. The Company has paid the registration fees for each offering of Shares contemplated hereby pursuant to Rule 456(b)(1) under the Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(kk)          XBRL. The XBRL included or incorporated by reference in each of the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll)            Listing of the Shares. On or prior to the Execution Date, the Issuance Shares will have been approved for listing on the Nasdaq Global Select Market (the “Nasdaq”).

(mm)        Common Stock. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(nn)         Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with, the operation of the business of the Company and the subsidiaries as currently conducted, except for such inadequacies or failures to operate and perform as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of all material IT Systems and all information and data processed or stored in connection with their businesses, including all material personal, personally identifiable, sensitive, confidential or regulated information and data (“Protected Data”). For the past two years, there have been no breaches, violations, outages, or unauthorized uses of or accesses to the IT Systems and Protected Data, except for those that have been remedied without material cost or liability or that did not, or are not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Protected Data and to the protection of such IT Systems and Protected Data from unauthorized use, access, misappropriation or modification, except for such noncompliance as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to a Manager, Forward Purchaser, and Forward Seller, or counsel for the Managers, Forward Purchasers or Forward Sellers in connection with an offering of Shares hereunder shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Manager, Forward Purchaser, or Forward Seller.

B.            Representation and Warranty of the Forward Sellers. Each of the Forward Sellers severally represents and warrants to, and agrees with, the Managers that this Agreement has been duly authorized, executed and delivered by the Forward Sellers, and the Forward Sellers will have full right, power and authority to sell, transfer and deliver the Forward Hedge Shares.

SECTION 3:           Sale and Delivery of Issuance Shares and Forward Hedge Shares.

On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, (x) the Company agrees to issue and sell through or to the Managers, as sales agents and/or principals, as and when it provides instructions, in its discretion, for the sale of the Issuance Shares and (y) each Forward Purchaser agrees to offer for sale Forward Hedge Shares through its affiliated Forward Seller, as and when the Company delivers a Forward Placement Notice to such Forward Purchaser and its affiliated Forward Seller and such Forward Purchaser and Forward Seller accept such Forward Placement Notice, and each Manager (in the case of Issuance Shares) or Forward Seller (in the case of Forward Hedge Shares) agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to (i) sell, as sales agent for the Company, Issuance Shares on the terms set forth below and (ii) sell Forward Hedge Shares on the terms set forth below. Notwithstanding anything to the contrary in this Agreement, any Manager (in the case of Issuance Shares) or Forward Seller (in the case of Forward Hedge Shares) may decline, for any reason in its sole discretion, to act as sales agent for the Company or forward seller and agent for its affiliated Forward Purchaser, as the case may be, hereunder with respect to one or more sets of Company instructions for the sale of Issuance Shares or Forward Placement Notices, as applicable.

(a)            Issuance Shares

(i)            The Issuance Shares are to be sold by one of the Managers on a daily basis or otherwise as shall be mutually agreed upon by the Company and the Managers on any Trading Day on which (A) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule B hereto, as such Schedule B may be amended from time to time (the “Authorized Representatives”), has instructed such Manager (with notice of such instruction to each of the other Authorized Representatives at such time) to make such sales and (B) the Company has satisfied its obligations under Sections 4, 5 and 6 hereof. On a Trading Day that the Company wishes to sell the Issuance Shares, the Company may sell the Issuance Shares through only one Manager and, if it determines to do so in its discretion, the Company will designate (x) in a notice delivered by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i) or (y) by telephone (confirmed promptly by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i)) the maximum amount of the Issuance Shares to be sold by such Manager daily as agreed to by such Manager (in any event the Company shall not instruct such Manager to sell Issuance Shares in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement or, together with all sales of the Shares under this Agreement, any minimum price below which sales of the Issuance Shares may not be effected) and any other limitations specified by the Company and mutually agreed by such Manager. On any Trading Day, the Company shall give at least one business day’s prior notice (confirmed promptly by electronic mail) to the relevant Manager as to any change of the Manager through whom sales of the Issuance Shares as sales agent will be made. The Manager through whom sales of the Issuance Shares as sales agent are then being made pursuant to this Section 3(a) is referred to as the “Selling Manager”. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Company Parties or to a trustee or other person acquiring the Issuance Shares for the accounts of such persons in which Morgan Stanley, BNP PARIBAS, Deutsche Bank Securities, ING, Mizuho Securities, Scotiabank and SMBC Nikko, and is acting for the Company in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 3(a), the Managers may sell the Issuance Shares by any method permitted by law including, without limitation, an “at the market offering” as defined in Rule 415 under the Act or sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices (such transactions are hereinafter referred to as “At the Market Offerings”). Subject to the terms and conditions of this Section 3(a) and the other terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the applicable Manager shall use its commercially reasonable efforts to offer and sell all of the Issuance Shares designated; provided, however, that the Managers shall have no obligation to offer or sell any Issuance Shares, and the Company acknowledges and agrees that the Managers shall have no such obligation, in the event that an offer or sale of the Issuance Shares on behalf of the Company in the reasonable judgment of a Manager may cause such Manager to be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the Nasdaq that qualify for delivery of a Prospectus to the Nasdaq in accordance with Rule 153 under the Act.

(ii)            Each of the Managers hereby covenants and agrees not to make any sales of the Issuance Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Issuance Shares on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and such Manager.

(iii)            The compensation to each Manager, as agent of the Company, for sales of the Issuance Shares hereunder shall be at a mutually agreed rate, not to exceed 2.0% of the gross Sales Price of the Issuance Shares sold by such Manager pursuant to this Section 3(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Issuance Shares (the “Net Proceeds”).

(iv)            If the Company wishes to issue and sell the Issuance Shares other than as set forth in the foregoing provisions of this Section 3(a), it will notify a Manager of the proposed terms of such issuance and sale (each, a “Placement”). If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(b)            Forward Hedge Shares

(i)            Subject to the terms and conditions set forth in the Transaction Documents, on any Trading Day, the Company may deliver a Forward Placement Notice executed by an authorized officer of the Company to a Forward Purchaser and the affiliated Forward Seller. The Forward Purchaser and the affiliated Forward Seller may accept the Forward Placement Notice by e-mail to one of the Authorized Representatives confirming the terms of such Forward Placement Notice. Upon the delivery of a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser’s and the Forward Seller’s acceptance of such Forward Placement Notice by e-mail confirming the terms of such Forward Placement Notice, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares in order to establish a commercially reasonable hedge position, and otherwise in accordance with the terms of such Forward Placement Notice. The number of Forward Hedge Shares that the Forward Purchaser shall use commercially reasonable efforts to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate actual sale execution price equal to the Forward Hedge Amount set forth in the Forward Placement Notice accepted by the Forward Purchaser and the Forward Seller.

(ii)            A Forward Placement Notice or any amendment thereto shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by the Forward Purchaser and the Forward Seller. No Forward Placement Notice may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

(iii)            No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the Master Forward Confirmation), the Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Forward Purchaser, a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Base Amount” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of months or years set forth opposite the caption “Term” in the Forward Placement Notice for such Forward, which number of months or years shall in no event be less than one (1) month nor more than twelve (12) months), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward), the “Forward Price Reduction Amount” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the Master Forward Confirmation), the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation), the “Specified Borrow Rate” (which shall be the rate set forth opposite the term “Specified Borrow Rate” in the Forward Placement Notice), the “Maximum Specified Borrow Rate” (which shall be the rate set forth opposite the term “Maximum Specified Borrow Rate” in the Forward Placement Notice), the “Forward Share Number” and the “Notice Settlement Number” (which shall be the number set forth opposite the term “Notice Settlement Number” in the Forward Placement Notice).

(iv)            For each Forward, the Company shall be obligated to enter into a Forward Contract with the Forward Purchaser, and the Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow, and the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward only if and when the Company delivers a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser and the Forward Seller have accepted such Forward Placement Notice as provided in Section 3(b)(ii). The Company shall have the right, in its sole discretion, to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Forward Placement Notice, and if such amendment is accepted by the Forward Purchaser and the Forward Seller, each of the Forward Purchaser and the Forward Seller shall, as soon as reasonably practicable after receiving notice of such amendment, modify its offers to sell or borrow, as applicable, consistent with any such amendment notice; provided, however, that (i) the Company may not amend the Forward Hedge Amount if such amended Forward Hedge Amount is less than the Actual Sold Forward Amount as of the date of such amendment and (ii) the Company shall not have the right to amend a Forward Placement Notice after the related “Supplemental Confirmation” has been delivered to the Company.

(v)            Each of the Company, the Forward Purchasers and the Forward Sellers acknowledge and agree that: (x) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (y) a Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3(b); and (z) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 3(b). Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to clause (ii) of the provisions under the caption “Conditions to Effectiveness” in Section 3 of the Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(vi)            The Company shall not authorize the sale of and such Forward Seller shall not sell any Forward Hedge Shares, at a price lower than the minimum price therefor designated by the Company or in a number in excess of the number of Shares approved for listing on the Nasdaq, or in excess of the number or amount of Shares available for issuance on the Registration Statement for which the applicable registration fee has been paid, it being understood and agreed by the parties hereto that compliance with any such limitations regarding the number of Shares shall be the sole responsibility of the Company. In addition, the Company, on the one hand, or such Forward Seller, on the other hand, may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Forward Hedge Shares pursuant to this Agreement and/or terminate any Forward Hedge Selling Period; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Forward Hedge Shares sold hereunder prior to the giving of such notice.

(c)            Notwithstanding the foregoing, the Company may instruct the Managers (in the case of Issuance Shares) or the Forward Purchasers and Forward Sellers (in the case of Forward Hedge Shares) (confirmed promptly by electronic mail) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction or Forward Placement Notice, as applicable. In addition, the Company or any Manager (in the case of Issuance Shares) or the Forward Seller (in the case of Forward Hedge Shares) may, upon notice to the other parties hereto (confirmed promptly by electronic mail), suspend the offering of the Shares for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(n), 4(o), 4(p), 4(q) and 4(u) with respect to the delivery of certificates, opinions, or comfort letters to the Managers, Forward Purchasers and Forward Sellers, as applicable, or the conducting of a due diligence session, in each case, during a Suspension Period, and that such obligations shall recommence on the termination of the Suspension Period.

(d)            If acting as manager or forward seller and agent for its affiliated Forward Purchaser hereunder, as applicable, each Manager or Forward Seller, as the case may be, shall provide written confirmation to the Company (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the Nasdaq each day in which the Shares are sold pursuant to Section 3(a) or Section 3(b) setting forth (i) the number of Issuance Shares or the Actual Sold Forward Amount sold on such day, (ii) the Net Proceeds to the Company (in the case of Issuance Shares) or the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for the Forward Hedge Shares, as the case may be, and (iii) the commission payable by the Company to such Manager or the Forward Hedge Selling Commission Rate, as the case may be, with respect to such sale of Shares.

(e)            Settlement for sales of the Issuance Shares pursuant to this Agreement will occur on the second business day that is also a trading day on the Nasdaq following the date on which such sales are made (each such date, an “Issuance Share Settlement Date”). On each Issuance Share Settlement Date, the Shares sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds, or, at such Manager’s election, the gross proceeds, for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DTC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. In the event that the relevant Manager delivers the gross proceeds of a given sale of Issuance Shares to the Company on a Issuance Share Settlement Date, the compensation payable to such Manager for such sale shall be set forth and invoiced in a periodic statement from the Manager to the Company and payment of such compensation shall be made promptly by the Company as directed by such Manager after the Company’s receipt of such periodic statement. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Issuance Shares on any Issuance Share Settlement Date, in addition to and in no way limiting the rights and obligations set forth in this Agreement, the Company shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. Any Authorized Representative shall be a permissible contact person for the Company for all matters related to the settlement of the transfer of the Issuance Shares through DTC for purposes of this Section.

(f)            Each sale of Forward Hedge Shares will be settled as between the Forward Purchaser and the Forward Seller on each applicable Forward Hedge Settlement Date following the relevant Forward Date. On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its agent to, electronically transfer the Forward Hedge Shares being offered and sold by crediting the Forward Seller or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian System, or by such other means of delivery as may be mutually agreed upon by the Forward Purchaser and the Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Forward Seller shall deliver to the Forward Purchaser the related portion of the Forward Hedge Price in same day funds delivered to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(g)            At each Representation Date the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager, Forward Purchaser, or Forward Seller to use its commercially reasonable efforts to sell the Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(h)            Under no circumstances shall the aggregate gross proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (A) the amount set forth in Section 1 hereof and (B) the amount available for offer and sale under the Registration Statement, nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be issued and sold from time to time under this Agreement by the Board of Directors of the Company, or a duly authorized committee thereof, and notified to the Managers or Forward Seller, as applicable, in writing. The Managers and Forward Sellers shall have no responsibility for maintaining records with respect to Shares available for offer or sale under the Registration Statement or for determining the aggregate gross proceeds, number or minimum price of Shares duly authorized by the Company.

(i)            Each offer and sale of the Shares through or to any Manager or by any Forward Seller shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement or Forward Placement Notice, as applicable. The applicable Manager’s commitment, if any, to purchase Issuance Shares from the Company as principal, or the applicable Forward Seller’s commitment to offer and sell Forward Hedge Shares, as the case may be, shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement or Forward Placement Notice, as the case may be, the applicable Manager or Forward Seller shall specify the requirements, if any, for the officers’ certificate, opinions, letters of counsel and comfort letters and due diligence session pursuant to this Agreement.

(j)            Subject to the limitations set forth herein and except as otherwise may be mutually agreed upon by the Company and the Managers, Forward Purchasers, and Forward Sellers, sales effected pursuant to this Agreement may not be requested by the Company and need not be made by any Manager or Forward Seller during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the later to occur of (A) the day that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, and (B) the applicable Bring-Down Delivery Date of the Company referenced in Section 4(n) below, or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(k)            The Company acknowledges and agrees that (i) there can be no assurance that any Manager or Forward Seller will be successful in selling the Shares, (ii) no Manager or Forward Seller will incur liability or obligation to the Company, any Forward Purchaser or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager or Forward Seller to use its commercially reasonable efforts to sell such Shares in accordance with the terms of this Agreement, and (iii) no Manager shall be under any obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by such Manager and the Company pursuant to a Terms Agreement.

(l)            If any of the Company, the Managers, Forward Purchasers or Forward Sellers has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties, and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

SECTION 4:      Covenants of the Company. The Company agrees with the Managers, the Forward Purchasers and the Forward Sellers as follows:

(a)            During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Managers, the Forward Purchasers and the Forward Sellers promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed by means of the Commission’s EDGAR system; to prepare and file with the Commission, promptly upon the Managers’, the Forward Purchasers’ or the Forward Sellers’ request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Managers,’ the Forward Purchasers or the Forward Sellers reasonable opinion, may be necessary or advisable in connection with the offer of the Shares by the Managers the Forward Purchasers or the Forward Sellers; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act.

(b)            To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act.

(c)            To promptly advise the Managers, the Forward Purchasers and the Forward Sellers, confirming such advice in writing (which may be made by electronic mail), of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement or pursuant to Section 8A of the Act and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or take any action with respect to such Section 8A, to use its commercially reasonable efforts to obtain the lifting or removal of such order or resolution of such action, as applicable, as soon as possible; to promptly advise the Managers, the Forward Purchasers and the Forward Sellers of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus, and to provide the Managers, the Forward Purchasers and the Forward Sellers and counsel for the Managers, the Forward Purchasers and the Forward Sellers copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Common Stock)) to which the Managers, Forward Purchasers or Forward Sellers shall have objected in writing.

(d)            To make available to the Managers, the Forward Purchasers and the Forward Sellers, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Managers, the Forward Purchasers and the Forward Sellers, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as the Managers, the Forward Purchasers and the Forward Sellers may reasonably request; in case the Managers, the Forward Purchasers and the Forward Sellers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(e)            Subject to Section 4(c) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares and to provide the Managers, the Forward Purchasers and the Forward Sellers with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing.

(f)            To promptly notify the Managers, the Forward Purchasers and the Forward Sellers of the happening of any event that could require the making of any change in the Registration Statement as then amended or supplemented so that the Registration Statement would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and to prepare and furnish, at the Company’s expense, to each Manager, Forward Purchaser and Forward Seller promptly such amendments or supplements to such Registration Statement as may be necessary to reflect any such change in such quantities as such Manager, Forward Purchaser and Forward Seller may reasonably request. To promptly notify the Managers, the Forward Purchasers and the Forward Sellers of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to each Manager, Forward Purchaser and the Forward Seller promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as such Manager, Forward Purchaser or Forward Seller may reasonably request.

(g)            To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offer and sale under the securities laws of such jurisdictions as the Managers, the Forward Purchasers or the Forward Sellers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Managers, the Forward Purchasers and the Forward Sellers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(h)            To make generally available to its security holders, and to deliver to the Managers, the Forward Purchasers and the Forward Sellers an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission thereunder, which may be satisfied by timely filing reports with the Commission on its EDGAR system) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than sixteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(i)            To apply the Net Proceeds from the sale of the Issuance Shares by the Company pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(j)            At any time that the Company has instructed any Manager to sell the Issuance Shares or sent a Forward Placement Notice to any Forward Purchaser and its affiliated Forward Seller pursuant to Section 3 hereof but such instructions (or requirements set forth in such Forward Placement Notice) have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any Common Stock, in each case without giving such Manager, Forward Purchaser or Forward Seller at least two business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares through any Manager, Forward Purchaser or Forward Seller pursuant to this Agreement or any Terms Agreement; (ii) issue Common Stock pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or disclosed in the Prospectus as of such date; or (iii) issue Common Stock in connection with any acquisition, provided, that in connection with such issuance, the seller(s) agree(s) in writing to be bound by the provisions of this Section 4(j). In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(j), the Managers, Forward Purchasers or Forward Sellers may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Managers, Forward Purchasers or Forward Sellers. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sale of Shares under this Agreement shall be effected by or through only one Manager, Forward Purchaser and Forward Seller or sales agent on any single given day, and the Company shall in no event request that more than one of the Managers, the Forward Purchasers and the Forward Sellers or sales agent sell Shares on the same day.

(k)            The Company Parties will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l)            To use its commercially reasonable efforts to cause the Common Stock to maintain its listing on the Nasdaq.

(m)            To advise the Managers, the Forward Purchasers and the Forward Sellers promptly after it shall have received notice or obtained knowledge of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Managers pursuant to Section 6 hereof.

(n)            Upon commencement of the offering of the Shares under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period) and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i) and (ii) above, are each referred to as a “Bring-Down Delivery Date”), to furnish or cause to be furnished to the Managers, the Forward Purchasers and the Forward Sellers forthwith a certificate dated and delivered on the Bring-Down Delivery Date, in form satisfactory to the Managers, the Forward Purchasers and the Forward Sellers to the effect that the statements contained in the certificate referred to in Section 6(g) of this Agreement which was last furnished to the Managers, the Forward Purchasers and the Forward Sellers are true and correct as of such Bring-Down Delivery Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(g), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (ii) above unless either (A)(x) such Current Report on Form 8-K is filed at any time during which either a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the relevant Settlement Date and (y) the Managers, the Forward Purchasers and the Forward Sellers have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; provided, further, that the obligation of the Company under this subsection (n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (n) shall be deferred until such time as the Company executes and delivers a Terms Agreement or Forward Placement Notice or such time as an Authorized Representative instructs any Manager to make a sale of Issuance Shares under this Agreement.

(o)            To furnish or cause to be furnished forthwith to the Managers, the Forward Purchasers and the Forward Sellers at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), (i) a written opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel to the Company (together with any other counsel satisfactory to the Managers, the Forward Purchasers and the Forward Sellers “Company Counsel”), each dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers of the same tenor as the opinion and negative assurance letter referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and negative assurance letter, (ii) a written opinion of Sullivan & Worcester LLP, special tax counsel to the Company (together with any other counsel satisfactory to the Managers, the Forward Purchasers and the Forward Sellers “Tax Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers of the same tenor as the opinion referred to in Section 6(d) hereof, but, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and (iii) a written opinion of either (1) the Chief Legal Officer or General Counsel or (2) the Senior Vice President of Legal or Deputy General Counsel of the Company (“In-House Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers of the same tenor as the opinion referred to in Section 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions and negative assurance letters for subsequent Bring-Down Delivery Dates, Company Counsel, Tax Counsel and In-House Counsel may furnish the Managers, the Forward Purchasers and the Forward Sellers with a letter to the effect that the Managers, the Forward Purchasers and the Forward Sellers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date); provided further that the obligation of the Company under this subsection (o) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further that the obligation of the Company under this subsection (o) shall be deferred until such time as the Company executes and delivers a Terms Agreement or Forward Placement Notice or such time as an Authorized Representative instructs any Manager to make a sale of Issuance Shares under this Agreement.

(p)            At or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), Simpson Thacher & Bartlett LLP, or other counsel to the Managers, the Forward Purchasers and the Forward Sellers shall deliver a written opinion and negative assurance letter, dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers; provided that the obligation under this subsection (p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (p) shall be deferred until such time as the Company executes and delivers a Terms Agreement or Forward Placement Notice or such time as an Authorized Representative instructs any Manager to make a sale of Issuance Shares under this Agreement.

(q)            Upon commencement of the offering of the Shares under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Company shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Managers, the Forward Purchasers and the Forward Sellers shall otherwise reasonably request, to cause the Accountants (or other independent accountants of the Company satisfactory to the Managers, the Forward Purchasers and the Forward Sellers) and any other applicable accounting firm reasonably requested by the Managers, the Forward Purchasers and the Forward Sellers, forthwith to furnish to the Managers, the Forward Purchasers and the Forward Sellers, a letter (“Comfort Letter”), dated the date of the commencement of the offering, the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, of the same tenor as the letters referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (q) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (q) shall be deferred until such time as the Company executes and delivers a Terms Agreement or Forward Placement Notice or such time as an Authorized Representative instructs any Manager to make a sale of Issuance Shares under this Agreement.

(r)            That the Company acknowledges that each of the Managers, Forward Purchasers, and Forward Sellers may trade in Common Stock for such Manager, Forward Purchaser, or Forward Seller’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement; provided, that such activity of the Managers, Forward Purchasers, or Forward Sellers is conducted in compliance with Regulation M under the Exchange Act.

(s)            If, to the knowledge of the Company, any condition set forth in Section 6(a) or 6(j) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company (in the case of Issuance Shares) or the Forward Seller (in the case of Forward Hedge Shares) as the result of an offer to purchase solicited by any Manager, Forward Purchaser or Forward Seller the right to refuse to purchase and pay for such Shares.

(t)            To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Managers and by the Forward Sellers under this Agreement, the Net Proceeds to the Company in the case of any Issuance Shares sold under this Agreement and the compensation paid to the Managers and the Forward Sellers by the Company with respect to sales of the Shares pursuant to this Agreement, in each case, during the period covered by the report.

(u)            At each Bring-Down Delivery Date, to conduct a due diligence session, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, which shall include representatives of the management and the accountants of the Company; provided that the obligation of the Company under this subsection (u) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period; and provided, further, that the obligation of the Company under this subsection (u) shall be deferred until such time as the Company executes and delivers a Terms Agreement or Forward Placement Notice or such time as an Authorized Representative instructs any Manager to make a sale of Issuance Shares under this Agreement.

(v)            To ensure that prior to instructing any Manager, Forward Purchaser and Forward Seller to sell Shares, the Company shall have obtained all necessary corporate authorizations for the offer and sale of such Shares.

(w)            If, immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Shares remain unsold hereunder, the Company will, prior to such third anniversary, file a new prospectus supplement (the “New Prospectus Supplement”) relating to the Shares to its subsequent registration statement on Form S-3 (the “Subsequent Registration Statement”), and will take all other reasonable actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired registration statement relating to such Shares and this Agreement. Upon filing of the New Prospectus Supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “Prospectus Supplement” shall be deemed to refer to the New Prospectus Supplement.

SECTION 5:      Payment of Expenses.

Except as otherwise agreed in writing among the Company and the Managers, the Forward Purchasers and the Forward Sellers, the Company agrees with the Managers, the Forward Purchasers and the Forward Sellers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Company’s expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each such document to the Managers, the Forward Purchasers and the Forward Sellers, (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares (including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of any Issuance Shares but excluding any stock or transfer taxes and stamp or similar duties payable upon the sale or delivery of any Forward Hedge Shares), (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each such document to the Managers, the Forward Purchasers and the Forward Sellers, (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys to the Managers, the Forward Purchasers and the Forward Sellers, (v) the listing of the Shares on the Nasdaq, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and disbursements of counsel for the Managers, the Forward Purchasers and the Forward Sellers, relating to FINRA matters and (vii) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants. The Company further agrees with the Managers, the Forward Purchasers and the Forward Sellers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all fees, costs and expenses of external counsel to the Managers, the Forward Purchasers and the Forward Sellers. Each Manager, Forward Purchaser and Forward Seller will otherwise pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses.

SECTION 6:      Conditions of the Managers’, the Forward Purchasers’ and the Forward Sellers’ Obligations. The obligations of each Manager, Forward Purchaser and Forward Seller hereunder are subject to (i) the accuracy of the representations and warranties of the Company as of the Execution Time and each Representation Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.

(a)            (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus shall have been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or to the knowledge of the Company or any Manager, Forward Purchaser or Forward Seller no initiation or threatening in writing of any proceedings for any of such purposes or pursuant to Section 8A of the Act, shall have occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)            Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, there shall not have been any Material Adverse Effect.

(c)            On every date specified in Section 4(o) hereof, the Managers, the Forward Purchasers and the Forward Sellers, shall have received an opinion and negative assurance letter of Company Counsel, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, dated as of such date.

(d)            On every date specified in Section 4(o) hereof, the Managers, the Forward Purchasers and the Forward Sellers shall have received an opinion of Tax Counsel, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, dated as of such date.

(e)            On every date specified in Section 4(o) hereof, the Managers, the Forward Purchasers and the Forward Sellers shall have received an opinion of In-House Counsel, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, dated as of such date.

(f)            On every date specified in Section 4(q) hereof, the Managers, Forward Purchaser and Forward Seller shall have received from the Accountants and each other accounting firm reasonably requested by the Managers, the Forward Purchasers and the Forward Sellers, in each case in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, a Comfort Letter, dated as of such date.

(g)            On every date specified in Section 4(n) hereof, the Managers, the Forward Purchasers and the Forward Sellers, shall have received a certificate to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Bring-Down Delivery Date, (ii) the Company has performed its obligations under this Agreement that it is required to perform on or prior to such Bring-Down Delivery Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 hereof have been met. The certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Issuance Shares has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization.

(h)            On every date specified in Section 4(p) hereof, the Managers, the Forward Purchasers and the Forward Sellers, shall have received an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, or other counsel to the Managers, the Forward Purchasers and the Forward Sellers, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, dated as of such date.

(i)            All filings with the Commission required by Rule 424 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(j)            The Shares shall have been approved for listing on the Nasdaq, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7:      Indemnification and Contribution.

(a)            The Company agrees to indemnify, defend and hold harmless each Manager, Forward Purchaser and Forward Seller its employees, agents, directors and officers, any person who controls such Manager, Forward Purchaser and/or Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Act) of such Manager, Forward Purchaser and/or Forward Seller that has, or is alleged to have, participated in the distribution of Shares, and the successors and assigns of all the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which such Manager, Forward Purchaser and/or Forward Seller or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or that arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager, Forward Purchaser and/or Forward Seller to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433 under the Act) of the Company, in any road show as defined under Rule 433(h) under the Act (a “road show”) or in any Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager, Forward Purchaser and/or Forward Seller to the Company expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against any Manager, Forward Purchaser and/or Forward Seller or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Manager, Forward Purchaser and/or Forward Seller or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify the Company shall not relieve the Company from any liability which the Company may have to such Manager, Forward Purchaser and/or Forward Seller or any such person or otherwise except to the extent the Company did not otherwise learn of such Proceeding and such failure results in the forfeiture by the Company of substantial rights and defenses. The Manager, Forward Purchaser and/or Forward Seller or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Manager, Forward Purchaser and/or Forward Seller or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding, except in the case of a conflict of interest among indemnified parties). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the relevant Manager, Forward Purchaser and Forward Seller and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Company at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)            Each Manager, Forward Purchaser and Forward Seller, severally and not jointly, agrees to indemnify and hold harmless the Company and its employees, agents, directors and each officer that signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager, Forward Purchaser or Forward Seller furnished in writing by or on behalf of such Manager, Forward Purchaser or Forward Seller to the Company expressly for use with reference to such Manager, Forward Purchaser or Forward Seller in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager, Forward Purchaser or Forward Seller furnished in writing by or on behalf of such Manager, Forward Purchaser or Forward Seller to the Company expressly for use with reference to such Manager, Forward Purchaser or Forward Seller in the Prospectus, in any road show or in any Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading. The Company acknowledges that the information contained under the heading “Plan of Distribution” in the Prospectus Supplement in the paragraph related to stabilizing transactions constitutes the only information furnished in writing by or on behalf of any Manager, Forward Purchaser or Forward Seller for inclusion in any of the Registration Statement, the Prospectus, a road show, or any Permitted Free Writing Prospectus.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Manager, Forward Purchaser or Forward Seller pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Manager, Forward Purchaser or Forward Seller in writing of the institution of such Proceeding and such Manager, Forward Purchaser or Forward Seller shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such Manager, Forward Purchaser or Forward Seller, as applicable, shall not relieve such Manager, Forward Purchaser or Forward Seller from any liability which such Manager, Forward Purchaser or Forward Seller may have to the Company or any such person or otherwise except to the extent such Manager, Forward Purchaser or Forward Seller did not otherwise learn of such Proceeding and such failure results in the forfeiture by such Manager, Forward Purchaser and Forward Seller of substantial rights and defenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the relevant Manager, Forward Purchaser or Forward Seller in connection with the defense of such Proceeding or such Manager, Forward Purchaser or Forward Seller shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Manager, Forward Purchaser or Forward Seller (in which case such Manager, Forward Purchaser or Forward Seller shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Manager, Forward Purchaser or Forward Seller may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Manager, Forward Purchaser or Forward Seller), in any of which events such fees and expenses shall be borne by such Manager, Forward Purchaser and Forward Seller and paid as incurred (it being understood, however, that such Manager, Forward Purchaser or Forward Seller shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The relevant Manager, Forward Purchaser or Forward Seller shall not be liable for any settlement of any such Proceeding effected without the written consent of such Manager, Forward Purchaser or Forward Seller but, if settled with the written consent of such Manager, Forward Purchaser or Forward Seller, such Manager, Forward Purchaser or Forward Seller agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the relevant Manager, Forward Purchaser or Forward Seller to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Manager, Forward Purchaser or Forward Seller agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Manager, Forward Purchaser or Forward Seller of the aforesaid request, (ii) such Manager, Forward Purchaser or Forward Seller shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given such Manager, Forward Purchaser or Forward Seller at least 30 days’ prior notice of its intention to settle. The relevant Manager, Forward Purchaser or Forward Seller shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)            If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the relevant indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the relevant Manager, Forward Purchaser or Forward Seller on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of such Manager, Forward Purchaser or Forward Seller, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Managers, the Forward Purchasers and the Forward Sellers shall be deemed to be in the same respective proportions as (a) in the case of the Company, the sum of (x) the Actual Sold Forward Amount for the relevant Forward under this Agreement, multiplied by the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward, and (y) the aggregate Sales Price for the relevant Issuance Shares sold by the Managers under this Agreement, (b) in the case of a Manager, the total commissions received from the sale of such Issuance Shares under this Agreement, (c) in the case of a Forward Seller, the Actual Sold Forward Amount for such Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (d) in the case of a Forward Purchaser, the net “Spread” (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Amount for such Forward Contract executed in connection with this Agreement. The relative fault of the Company, on the one hand, and of the relevant Manager, Forward Purchaser or Forward Seller, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by such Manager, Forward Purchaser or Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection (c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. For the avoidance of doubt, any obligations of the Managers, Forward Purchasers or Forward Sellers under this Section 7(c) shall be several, and not joint.

(d)            The Company and each Manager, Forward Purchaser or Forward Seller agrees that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, (i) no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Issuance Shares sold by it were offered to the public exceeds the amount of any damages that such Manager has otherwise been required to pay, (ii) no Forward Seller shall be required to contribute any amount in excess of the aggregate Forward Hedge Selling Commissions received by it under this Agreement and (iii) no Forward Purchaser shall be required to contribute any amount in excess of the net “Spread” (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Amount for all Forward Contracts executed in connection with this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)            The Company and each Manager, Forward Purchaser and Forward Seller agrees promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

SECTION 8:        Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager, Forward Purchaser or Forward Seller, each of its respective employees, agents, directors or officers, any person (including each employee, agent, officer or director of such person) who controls such Manager, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, any “affiliate” (within the meaning of Rule 405 under the Act) of such Manager, Forward Purchaser or Forward Seller that has, or is alleged to have, participated in the distribution of Shares or the successors and assigns of the foregoing, or by or on behalf of the Company, their directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9:           Termination.

(a)            The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager (in the case of Issuance Shares) for the Company or by any Forward Seller (in the case of Forward Hedge Shares), the obligations of the Company, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and the terms of any Terms Agreement shall remain in full force and effect notwithstanding such termination.

(b)            Each Manager, Forward Purchaser and Forward Seller shall, as to itself, have the right, by giving written notice as hereinafter specified, to terminate its own obligations under this Agreement in its sole discretion at any time; provided, however, that this Agreement and the obligations hereunder will remain in full force and effect with respect to the Managers, Forward Purchasers and Forward Sellers that have not so terminated their obligations. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each other party hereto. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(e) hereof or Section 3(f) hereof, as the case may be.

(e)            Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through any Manager or by any Forward Seller on the terms and subject to the conditions set forth herein, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 and shall remain in full force and effect.

SECTION 10:         Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Managers, Forward Purchasers, or Forward Sellers, shall be delivered or sent to, as applicable, Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Investment Banking Division (fax: (212) 507-8999; BNP Paribas Securities Corp., Attention: Janet Kim, 787 Seventh Avenue, New York, NY 10019, Email: dl.bnpp_atm_execution@us.bnpparibas.com, BNP Paribas SA, 16 Boulevard des Itallens 75009 Paris, France; Deutsche Bank Securities Inc., 1 Columbus Circle New York, NY 10019 Attention: Debt Capital Markets Syndicate, with a copy to General Counsel, fax: (646) 374-1071; Deutsche Bank AG, London Branch, 1 Great Winchester Street, Winchester House, London EC2N 2DB, United Kingdom; ING Financial Markets LLC, 1133 Avenue of the Americas, New York, NY 10036 Attention: Linear Equity Derivatives Desk, with a copy to the Legal Department; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY; Scotia Capital (USA) Inc., 250 Vesey Street, New York, NY 10281, Attention: Equity Capital Markets / Chief Legal Officer, U.S., Email: US.Legal@scotiabank.com; The Bank of Nova Scotia, 44 King Street West, Toronto, Ontario, Canada M5H 1H1 c/o Scotia Capital (USA) Inc., Attention: US Equity Derivatives, (212) 225-5230, Email: bahar.lorenzo@scotiabank.com; SMBC Nikko Securities America, Inc., Attention: Equity Capital Markets, 277 Park Avenue, 5th Floor, New York, NY 10172, Email: nyecm@smbcnikko-si.com and, if sent to the Company, shall be telefaxed to the Chief Legal Officer, (650) 598-6913, and confirmed to it at One Lagoon Drive, Fourth Floor, Redwood City, California 94065, Attention: the Legal Department. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11:         Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Company, the Managers, Forward Purchasers and Forward Sellers and, to the extent provided in Section 7 hereof, the other indemnified parties referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from any Manager or Forward Seller) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12:         No Fiduciary Relationship. The Company hereby acknowledges that (x) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Issuance Shares, (y) each Forward Seller is acting only as forward seller and agent for its affiliated Forward Purchaser in connection with the offer and sale of any Forward Hedge Shares and (z) each Forward Purchaser is acting solely as counterparty under the relevant Forward Contract. The Company further acknowledges that each Manager, Forward Purchaser and Forward Seller is acting pursuant to a contractual relationship created solely by this Agreement or the Forward Contract, as the case may be, entered into on an arm’s length basis, and, in no event, do the parties intend that any Manager, Forward Purchaser or Forward Seller act or be responsible as a fiduciary to the Company or its management, shareholders or creditors or any other person in connection with any activity that any Manager, Forward Purchaser or Forward Seller may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. Each Manager, Forward Purchaser and Forward Seller hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each Manager, Forward Purchaser and Forward Seller agrees that the Company is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager, Forward Purchaser or Forward Seller to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to or solicitation of any action by any Manager, Forward Purchaser or Forward Seller with respect to the Company or any other entity or natural person. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Manager, Forward Purchaser or Forward Seller with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13:         Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Managers, Forward Purchasers and Forward Sellers prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14:         Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 15:         Entire Agreement. This Agreement, together with any Terms Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16:         Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 17:         Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18:         Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19:         Submission to Jurisdiction. Except as set forth below, no claim, proceeding, counterclaim or other action related to or arising out of this Agreement or the transactions contemplated hereby (each, a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York, Borough of Manhattan, or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim is brought by any third party against any Manager, Forward Purchaser, Forward Seller or any indemnified party. Each of the Managers, Forward Purchasers, Forward Sellers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any Claim (whether based upon contract, tort or otherwise). The Company agrees that a final judgment in any Claim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

SECTION 20:         Successors and Assigns. This Agreement shall be binding upon the Company and each Manager, Forward Purchaser and Forward Seller and their respective successors and assigns and any successor or assign of all or substantially all of the Company’s or such Manager’s respective businesses and/or assets.

SECTION 21:         Miscellaneous. Securities sold, offered or recommended by any Manager, Forward Purchaser or Forward Seller are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of any Manager, Forward Purchaser and Forward Seller have or may in the future have lending relationships with issuers of securities underwritten or privately placed by such Manager, Forward Purchaser or Forward Seller. Prospectuses and other disclosure documents for securities underwritten or privately placed by any Manager, Forward Purchaser or Forward Seller may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of such Manager, Forward Purchaser or Forward Seller.

SECTION 22:         Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107- 56 (signed into law October 26, 2001)), the Managers, Forward Purchasers and Forward Sellers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Managers, Forward Purchasers and Forward Sellers to properly identify their respective clients.

SECTION 23:         Recognition of the U.S. Special Resolution Regimes.

(i)            In the event that any Manager, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)            In the event that any Manager, Forward Purchaser or Forward Seller that is a Covered Entity or any BHC Act Affiliate of such Manager, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow.]

If the foregoing correctly sets forth the understanding between the Company and the Managers, Forward Purchasers and Forward Sellers please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Managers, Forward Purchasers and Forward Sellers.

Very truly yours,

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name: Keith D. Taylor
Title: Chief Financial Officer

[Signature Page – Equity Distribution Agreement]

ACCEPTED as of the date first above written

MORGAN STANLEY & CO. LLC
As Manager, Forward Purchaser and Forward Seller,

By:	/s/ Namrta Bhurjee
Name: Namrta Bhurjee
Title: Vice President

BNP PARIBAS SECURITIES CORP.
As Manager, and Forward Seller,

By:	/s/ Stephen Nawrocki
Name: Stephen Nawrocki
Title: Managing Director

BNP PARIBAS SA
As Forward Purchaser,

By:	/s/ Stephen Nawrocki
Name: Stephen Nawrocki
Title: Managing Director

By:	/s/ Janet Kim
Name: Janet Kim
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.
As Manager and Forward Seller, and as agent for
Deutsche Bank AG, London Branch, as forward purchaser,

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Director

DEUTSCHE BANK AG, LONDON BRANCH
As Forward Purchaser,

By:	/s/ Diana Nott
Name: Diana Nott
Title: Managing Director

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Director

ING FINANCIAL MARKETS LLC
As Manager,

By:	/s/ Michael Dwyer
Name: Michael Dwyer
Title: Managing Director

By:	/s/ Timothy Casady
Name: Timothy Casady
Title: Director

[Signature Page – Equity Distribution Agreement]

MIZUHO SECURITIES USA LLC
As Manager and Forward Seller, and as agent for
Mizuho Markets Americas LLC, as forward purchaser,

By:	/s/ Andor Laszlo
Name: Andor Laszlo
Title: Managing Director

MIZUHO MARKETS AMERICAS LLC
As Forward Purchaser,

By:	/s/ Adam Hopkins
Name: Adam Hopkins
Title: Attorney-in-Fact

SCOTIA CAPITAL (USA) INC.
As Manager and Forward Seller, and as agent for
The Bank of Nova Scotia, as forward purchaser,

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

THE BANK OF NOVA SCOTIA
As Forward Purchaser,

By:	/s/ Michael Curran
Name: Michael Curran
Title: Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.
As Manager,

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

Schedule A

Permitted Free Writing Prospectuses

None.

Schedule B

Authorized Representatives

Charles J. Meyers

Keith D. Taylor

Melanie Mock

Daniel Buza

Amit Khemka

Cameron Parker

Nicholas Chan

Eric Jacobsen

Kyle Roux

Exhibit 3(a)(i)

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	At-the-Market Offering Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Amended and Restated Equity Distribution Agreement among Equinix, Inc., a Delaware corporation (the “Company”), and Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., ING Financial Markets LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., as Managers, dated October 30, 2020 and as amended on February 18, 2022 (the “Agreement”), I hereby request on behalf of the Company that [●] sell up to [●] shares of the Company’s common stock, par value $0.001 (the “Shares”) at a minimum market price of $[●] per Share between [ ], 20[ ] and [ ], 20[ ]. [There shall be no limitation on the number of Shares that may be sold on any one (1) day.][No more than [●] Shares may be sold on any one (1) day.] [Other sales parameters]

Very truly yours,

By:
Name:
Title:

Exhibit B

FORM OF FORWARD PLACEMENT NOTICE

[Date]

[Forward Purchaser]
[Address]

Attention: [●]

[Forward Seller]
[Address]

Attention: [●]

Reference is made to the Amended and Restated Equity Distribution Agreement, dated as of October 30, 2020 and as amended February 18, 2022 (the “Sales Agreement”), among Equinix, Inc. (the “Company”); Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., ING Financial Markets LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc., and SMBC Nikko Securities America, Inc., as Managers; Morgan Stanley & Co. LLC, BNP Paribas SA, Deutsche Bank AG, London Branch, ING Financial Markets LLC, Mizuho Securities USA LLC, and Scotia Capital (USA) Inc., as Forward Purchasers; and Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., ING Financial Markets LLC, Mizuho Markets Americas LLC, and Scotia Capital (USA) Inc., as Forward Sellers. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Sales Agreement. This Forward Placement Notice relates to a “Forward”. The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

Number of Days in Forward Hedge Selling Period:

First Date of Forward Hedge Selling Period:

Last Date of Forward Hedge Selling Period:

Forward Hedge Amount: $

Forward Hedge Selling Commission Rate: %

Spread: %

Forward Price Reduction Dates	Forward Price Reduction Amounts
[Trade Date]	$
[ ]	$
[ ]	$
[ ]	$

Term: [Month/Years]

Specified Borrow Rate:      basis points

Maximum Specified Borrow Rate:      basis points

Notice Settlement Number:

Minimum price: $      per share

Comments:

EQUINIX, INC.

By:
Name:
Title:

Exhibit C

FORM OF MASTER FORWARD CONFIRMATION

February 18, 2022

To:	Equinix, Inc. One Lagoon Drive Redwood City, California 94065

From:	[Party A] [Address]

The purpose of this letter agreement (this “Master Forward Confirmation”) is to confirm the terms and conditions of certain transactions to be entered into from time to time between Party A and Party B in accordance with the terms of the Amended and Restated Equity Distribution Agreement, dated as of February 18, 2022, among Party B; Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., ING Financial Markets LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc., and SMBC Nikko Securities America, Inc., as Managers; Morgan Stanley & Co. LLC, BNP Paribas SA, Deutsche Bank AG, London Branch, Mizuho Securities USA LLC, and The Bank of Nova Scotia, as Forward Purchasers; and Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Mizuho Markets Americas LLC, and Scotia Capital (USA) Inc., as Forward Sellers (the “Equity Distribution Agreement”), on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This letter agreement constitutes a “Master Forward Confirmation” as referred to in the Equity Distribution Agreement. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Forward Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Exhibit A hereto.

1.            The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into each Confirmation. In the event of any inconsistency among the Agreement, this Master Forward Confirmation, any Supplemental Confirmation, the 2000 Definitions and the 2002 Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Forward Confirmation; (iii) the 2002 Definitions; (iv) the 2000 Definitions; and (v) the Agreement.

Each Confirmation together with the Agreement shall evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Master Forward Confirmation and each related Supplemental Confirmation relate, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed the Agreement in such form on the date hereof (but without any Schedule except for the election of the laws of the State of New York as the governing law). The parties hereby agree that no transaction other than the Transactions to which this Master Forward Confirmation, together with each Supplemental Confirmation hereunder, relate shall be governed by the Agreement. For purposes of the 2002 Definitions, each Transaction shall be a Share Forward Transaction.

Party A and Party B each represents to the other, with respect to each Transaction hereunder, that it has entered into such Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of each Transaction to which this Master Forward Confirmation relates are as follows:

General Terms:

Party A:	[_______]

Party B:	Equinix, Inc.

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions under the heading “Acceleration Events” in Section 3 of this Master Forward Confirmation and the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth under “Conditions to Effectiveness” in Section 3 of this Master Forward Confirmation shall have been satisfied, subject to the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation.

Base Amount:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction. For each Transaction, on each Settlement Date for such Transaction, the Base Amount for such Transaction shall be reduced by the relevant number of Settlement Shares for such Settlement Date.

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of months or years set forth in the Forward Placement Notice (as defined in the Equity Distribution Agreement) for such Transaction, which number of months or years shall in no event be less than one (1) month nor more than 12 months (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any other day, (1) the Forward Price for such Transaction as of the immediately preceding calendar day multiplied by (2) the sum of (i) 1 and (ii) the Daily Rate for such Transaction for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Volume-Weighted Hedge Price:

For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Equity Distribution Agreement) per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, for the purposes of calculating the Initial Forward Price, each such Sales Price (other than the Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period during which the Forward Hedge Shares in respect of such Transaction are sold to, and including, the Effective Date of such Transaction.

Daily Rate:	For each Transaction and for any day, (i)(A) the Overnight Bank Rate for such day minus (B) the Spread for such Transaction divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the first immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	For each Transaction, as set forth in the Supplemental Confirmation for such Transaction.

Forward Price Reduction Dates:

For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Dates” in the Forward Placement Notice for such Transaction.

Forward Price Reduction Amount:

For any Transaction, for each Forward Price Reduction Date for such Transaction, the Forward Price Reduction Amount set forth opposite such date on Schedule I to the Supplemental Confirmation for such Transaction.

Shares:	Common stock, USD 0.001 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “EQIX”).

Exchange:	Nasdaq Global Select Market

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:	Party A. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in good faith and in a commercially reasonable manner.

Following any determination, adjustment or calculation hereunder by the Calculation Agent, the Calculation Agent will upon written request by Party B promptly (and, in any event, within five Exchange Business Days) following such request, provide to Party B a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing Party A’s confidential or proprietary models or other information that may be confidential, proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be.

Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to designate an independent, nationally recognized equity derivatives dealer to replace Party A as Calculation Agent, and the parties hereto shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

Settlement Terms:

Settlement Date:	With respect to any Transaction, any Scheduled Trading Day following the Effective Date for such Transaction up to, and including, the Maturity Date for such Transaction, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A (i) if Physical Settlement applies, at least two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date for such Transaction and (ii) if Cash Settlement or Net Share Settlement applies, a number of Scheduled Trading Days at least equal to the Notice Settlement Number (as defined below) for such Transaction prior to such Settlement Date, which may be the Maturity Date for such Transaction; provided that (x) the Maturity Date for such Transaction shall be a Settlement Date for such Transaction if on such date the Base Amount for such Transaction is greater than zero, (y) if Physical Settlement or Net Share Settlement applies and such Settlement Date specified above (including a Settlement Date occurring on such Maturity Date) is not a Clearance System Business Day, such Settlement Date shall be the immediately succeeding Clearance System Business Day and (z) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge in respect of such Transaction (or portion thereof, as applicable) during an Unwind Period (as defined below) for such Transaction by a date that is more than two Scheduled Trading Days prior to such Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date for such Transaction as the Settlement Date for such Transaction. The “Notice Settlement Number” for any Transaction shall be a number of Scheduled Trading Days set forth in the Supplemental Confirmation for such Transaction.

Settlement Shares:	In respect of any Transaction and with respect to any Settlement Date for such Transaction, a number of Shares, not to exceed the Base Amount for such Transaction, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that, on the Maturity Date for such Transaction, the number of Settlement Shares shall be equal to the Base Amount for such Transaction on such date.

Settlement:	In respect of any Transaction, Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date for such Transaction that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in the Calculation Agent’s good faith, commercially reasonable judgment, to unwind Party A’s hedge in respect of such Transaction (or portion thereof, as applicable) by the end of the Unwind Period for such Transaction in a manner that, in the good faith, reasonable judgment of the Calculation Agent, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during such Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

Settlement Notice Requirements:

Notwithstanding any other provision hereof, a Settlement Notice delivered in respect of any Transaction by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date for such Transaction or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	For any Transaction, each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date for such Transaction through the second Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day), subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period for any Transaction is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of such Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:

 Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “, in each case, that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Transaction for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Transaction for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B to Party A hereunder upon Physical Settlement are not so delivered (the “Physical Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount for such Transaction payable by Party A to Party B in respect of the Physical Deferred Shares shall be reduced by an amount equal to (1) the Forward Price Reduction Amount for such Forward Price Reduction Date multiplied by (2) the number of Physical Deferred Shares.

Physical Settlement Amount:

 In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price for such Transaction on such Settlement Date and (ii) the number of Settlement Shares for such Transaction for such Settlement Date.

Cash Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Transaction for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount for such Transaction is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the relevant Settlement Date.

Cash Settlement Amount:

 In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.03, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period and (ii) the number of Settlement Shares for such Transaction for such Settlement Date and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Transaction with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares for such Transaction is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of such Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A such Net Share Settlement Shares; provided that if Party A determines in its good faith, commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B or Party A hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares for such Transaction deliverable by Party A or Party B in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the occurrence of such Forward Price Reduction Amount for such Forward Price Reduction Date.

Net Share Settlement Shares:

In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date minus (b) the number of Shares Party A actually purchases during the Unwind Period for such Transaction in a commercially reasonable manner to unwind a commercially reasonable hedge position for a total purchase price (the “Net Share Settlement Purchase Price”) equal to the difference between (1) the product of (i) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.03, and (ii) the number of Settlement Shares for such Transaction for such Settlement Date and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

10b-18 VWAP:	For any Exchange Business Day during an Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3) under the Exchange Act, as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “EQIX AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Not Applicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Additional Adjustment:	If with respect to any Transaction, in the Calculation Agent’s good faith, commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one month period, of borrowing a number of Shares equal to the Base Amount for such Transaction to hedge its exposure to such Transaction exceeds a weighted average rate equal to the Specified Borrow Rate for such Transaction, the Calculation Agent shall reduce the Forward Price for such Transaction in order to compensate Party A for the amount by which such Stock Loan Fee exceeded a weighted average rate equal to such Specified Borrow Rate during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to such Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one month period. The “Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

Hedging Adjustment:	For the avoidance of doubt, whenever the Calculation Agent is called upon to make any determination, calculation or adjustment pursuant to the terms of this Master Forward Confirmation or the 2002 Definitions with respect to any event, the Calculation Agent shall make such determination, calculation or adjustment by reference to the effect of such event on Party A, assuming that Party A maintains a commercially reasonable Hedge Position.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.
Offices:

The Office of Party A for each Transaction is: [Address]

The Office of Party B for each Transaction is: Inapplicable, Party B is not a Multibranch Party.

3.	Other Provisions:

Opinion:

For each Transaction, Party B shall deliver to Party A an opinion of counsel, dated as of the Effective Date for such Transaction, with respect to the matters set forth in Section 3(a) of the Agreement (subject to customary exceptions, limitations, qualifications and assumptions reasonably acceptable to Party A). Delivery of such opinion to Party A shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement.

Conditions to Effectiveness:

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Transaction shall be subject to (i) the satisfaction of all of the conditions set forth in Section 5 of the Equity Distribution Agreement and (ii) that neither of the following has occurred: (A) Party A (or its affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount for such Transaction or (B) in the Calculation Agent’s good faith, commercially reasonable judgment, Party A (or its affiliate) would incur a Stock Loan Fee of more than the Specified Borrow Rate for such Transaction to borrow and deliver for sale a number of Shares equal to the Base Amount for such Transaction (in which event such Supplemental Confirmation and the related Transaction shall be effective but the Base Amount for such Transaction shall be the number of Shares Party A (or an affiliate thereof) is required to deliver in accordance with Section 2 of the Equity Distribution Agreement).

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into any Transaction hereunder; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction hereunder; and (iii) is entering into each Transaction hereunder for a bona fide business purpose.

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will by the next succeeding New York Business Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Adjustment Event.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof, on each “Forward Date” (as defined in the Equity Distribution Agreement) for any Transaction hereunder, on each “Forward Hedge Settlement Date” (as defined in the Equity Distribution Agreement) for any Transaction hereunder and on each Trade Date for any Transaction hereunder that:

(a)	Any Shares, when issued and delivered in accordance with the terms of any Transaction hereunder, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of any Transaction hereunder as herein provided, the a number of Shares equal to the Forward Share Number (as defined below) for such Transaction at such time. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange. For each Transaction hereunder, Party B shall have submitted an application for the listing on the Exchange of a number of Shares equal to the Forward Share Number for such Transaction as of the Trade Date, and such application and listing shall have been approved by the Exchange, subject only to official notice of issuance, in each case, on or prior to the Effective Date for such Transaction.

(c)	Party B agrees to provide Party A at least three Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) for all Transactions hereunder being (x) greater than 4.9% and (y) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater by 0.5% or more than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date for a Transaction hereunder, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount for all Transactions hereunder and (2) the denominator of which is the number of Shares outstanding on such day.

(d)	No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Master Forward Confirmation or any Supplemental Confirmation and the consummation of the relevant Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date for a Transaction hereunder) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), (ii) as may be required to be obtained under state securities laws and (iii) as required by the rules and regulations of the Exchange.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage for all Transactions hereunder would be equal to or greater than 9.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of any Transaction hereunder.

(g)	Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Master Forward Confirmation, under any Supplemental Confirmation, under an agreement with another party or otherwise, that could reasonably be expected to cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction hereunder not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B and Rule 10b-18 were applicable to such purchases.

(h)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period for any Transaction hereunder, unless Party B has provided written notice to Party A of such restricted period not later than the Scheduled Trading Day immediately preceding the first day of such “restricted period” (it being understood and agreed that any such day or days during such restricted period shall be a Suspension Day or Suspension Days, as the case may be, and Party A shall not be required to notify Party B with respect to the receipt of any advice of counsel with respect to such Suspension Day or Suspension Days).

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)	In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement in respect of any Transaction if, in the good faith, reasonable judgment of Party B at the time of such election, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof, the Forward Date for each Transaction hereunder and the Trade Date for each Transaction hereunder.

(l)	Party B acknowledges and agrees that:

(i)	during the term of each Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Transaction;

(ii)	Party A and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to each Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price for each Transaction and the 10b-18 VWAP for each Transaction;

(iv)	any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price for each Transaction and 10b-18 VWAP for each Transaction, each in a manner that may be adverse to Party B; and

(v)	each Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of such Transaction.

(m)	Party B represents and warrants to Party A that the representations and warranties of Party B contained in the Equity Distribution Agreement and any certificate delivered pursuant thereto by Party B are true and correct, or, as provided in the Equity Distribution Agreement or such certificate, true and correct in all material respects, as if made as of such Trade Date and the corresponding Effective Date.

(n)	Party B covenants and agrees that it shall perform all of the obligations required to be performed by it under the Equity Distribution Agreement (including, without limitation, to the extent required to satisfy the conditions set forth in Section 5 of the Equity Distribution Agreement) on or prior to such Trade Date and the corresponding Effective Date.

(o)	To Party B’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party B or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article XI of the Amended and Restated Certificate of Incorporation of Party B, as amended and supplemented (the “Charter”); provided that Party B makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Party A or its affiliates solely as a result of their being a financial institution or broker-dealer.

(p)	Ownership positions of Party B’s common stock held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary (where Party A and such affiliates have no economic interest in such positions) do not constitute “ownership” by Party A, and Party A shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article XI of the Charter.

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to such Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date for a Transaction hereunder will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Master Forward Confirmation and the relevant Supplemental Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(c)	Party A hereby represents and warrants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to any Transaction do not have access to material non-public information regarding the Issuer or the Shares.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in any Supplemental Confirmation, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, each Transaction hereunder shall automatically terminate on the date thereof without further liability of either party to this Master Forward Confirmation or any related Supplemental Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Forward Confirmation or any Supplemental Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the first day of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for any Transaction and prior to the Maturity Date for such Transaction (or, if later, prior to the last date on which Shares are delivered by Party B to Party A in settlement of such Transaction), Party B shall pay to Party A, on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares and (ii) the Maturity Date for such Transaction, an amount in cash equal to the product of (1) the per Share amount of such Extraordinary Dividend and (2) the Base Amount for such Transaction as of the record date of such Extraordinary Dividend. “Extraordinary Dividend” means any cash dividend or distribution, or a portion thereof, declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event” with respect to any Transaction:

(a)	Stock Borrow Events. In the good faith, commercially reasonable judgment of the Calculation Agent (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to such Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Maximum Specified Borrow Rate for such Transaction (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after the Trade Date for such Transaction, Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date for such Transaction (with the Trade Date for such Transaction being a Forward Price Reduction Date for purposes of this clause (b) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the relevant Supplemental Confirmation, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by the Calculation Agent;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)	Other ISDA Events. The announcement of any event that, if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Forward Date for such Transaction”; or

(e)	Ownership Event. In the good faith, reasonable judgment of the Calculation Agent, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies).

The “Maximum Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

The “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event in respect of any Transaction, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date under such Transaction (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the relevant Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period for any Transaction relating to a number of Settlement Shares for the relevant Transaction to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of such Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. Under no circumstances will Party A be entitled to an adjustment to the terms of any Transaction for the effects of an Extraordinary Dividend (other than as set forth above under the heading “Extraordinary Dividends”) or a change in expected dividends. For the avoidance of doubt, the immediately preceding sentence shall not preclude or otherwise limit Party A from exercising its “Termination Settlement” rights pursuant to this paragraph upon the occurrence of an Acceleration Event as set forth in clause (b) of such definition.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion, based on the advice of counsel, any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Master Forward Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period, Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Master Forward Confirmation or any Supplemental Confirmation and (ii) Party B is entering into the Agreement, this Master Forward Confirmation and each Supplemental Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that, during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any employee of Party A other than any Permitted EDG Personnel (as defined below). For purposes of each Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of customers, significant merger or acquisition proposals or agreements, significant new supply shortages or disruptions, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. For purposes of each Transaction, “Permitted EDG Personnel” means [Party A To Provide].

Maximum Share Delivery:

Notwithstanding any other provision of this Master Forward Confirmation or any Supplemental Confirmation hereunder to the contrary, in no event shall Party B be required to deliver to Party A in respect of any Transaction hereunder, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement, any Private Placement Settlement or otherwise, an aggregate number of Shares in excess of the Forward Share Number for such Transaction. The “Forward Share Number” for any Transaction shall be as set forth in the Supplemental Confirmation for such Transaction. Notwithstanding anything herein to the contrary, the Forward Share Number for any Transaction shall not be subject to adjustment except in connection with a Potential Adjustment Event that is within the control of Party B.

Transfer and Assignment:

Party A may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, to any of its Affiliates of equivalent credit quality (or whose obligations are guaranteed by an entity of equivalent credit quality) without the prior written consent of Party B; provided that such transfer and/or assignment shall be permitted only so long as (i) an Event of Default or Termination Event will not occur as a result of such transfer or assignment, (ii) such Affiliate is (A) a “United States person” (a “U.S. Person”) within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes or (B) not a U.S. Person and each payment that will be received by it under the Agreement will be treated as effectively connected with its conduct of a trade or business within the United States within the meaning of Section 864(c) of the Code (a “Non-U.S. ECI Entity”), (iii) as a result of such transfer or assignment (x) Party B will not be required to pay or deliver to the transferee on any payment date or delivery date an amount (including, without limitation, under Section 2(d)(i)(4) of the Agreement) or a number of Shares, as applicable, greater than the amount or the number of Shares, respectively, that Party B would have been required to pay or deliver to Party A in the absence of such transfer and assignment and (y) Party B will not be entitled to receive from the transferee on any payment date or delivery date an amount (including, without limitation, under Section 2(d)(i)(4) of the Agreement) or a number of Shares, as applicable, lesser than the amount or the number of Shares, respectively, that Party A would have been required to pay or deliver, as the case may be, to Party B in the absence of such transfer and assignment, and (iv) the transferee provides the tax documentation and makes the tax representations of Party A specified in Section 4 under the heading “Tax Matters” on or prior to such transfer. Notwithstanding any other provision in this Master Forward Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates that is a U.S. Person for U.S. federal income tax purposes or a Non-U.S. ECI Entity to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of any Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B only to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence or willful misconduct.

Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B under the Transactions are not secured by any collateral. Obligations under the Transactions shall not be set off against any other obligations of the parties, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under any Transaction, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement with respect to any Transaction, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) such Transaction and (ii) all other Transactions and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that neither this Master Forward Confirmation nor any Supplemental Confirmation is intended to convey to Party A rights with respect to the Transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Master Forward Confirmation, any Supplemental Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transactions.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder in respect of any Transaction (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would exceed 9.0% or (iii) such delivery would result in a violation of any restriction on ownership or transfer set forth in Article XI of the Charter (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder in respect of any Transaction shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would exceed 9.0% or (iii) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Party A hereunder in respect of any Transaction is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would not exceed 9.0% and (iii) such delivery would not result in a violation of the Counterparty Stock Ownership Restrictions. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

Other Forward Transactions:

Party A acknowledges that Party B has entered into or may enter in the future into one or more substantially identical forward transactions on the Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more other forward purchasers. Party A and Party B agree that if Party B designates a “Settlement Date” (or equivalent concept) with respect to one or more Other Forwards for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for such Other Forward(s) coincides for any period of time with an Unwind Period for any Transaction hereunder (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of such Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, shall be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

New York General Obligations Law:

Party B and Party A agree and acknowledge that: (A) the Transactions contemplated by this Master Forward Confirmation will be entered into in reliance on the fact that this Master Forward Confirmation and each Supplemental Confirmation hereto form a single agreement between Party B and Party A, and Party A would not otherwise enter into such Transactions; (B) this Master Forward Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the New York General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the New York General Obligations Law; and (D) this Master Forward Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the New York General Obligations Law, and each party hereto intends and agrees to be bound by this Master Forward Confirmation and such Supplemental Confirmation.

Forward Placement Notices:

Party B and Party A agree that, upon the effectiveness of any accepted Forward Placement Notice relating to a Forward (as such term is defined in the Equity Distribution Agreement), in respect of the Transaction to which such accepted Forward Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Forward Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, the provisions above in Section 3 of this Master Forward Confirmation under the heading “Extraordinary Dividends” and Party A’s right to designate a Termination Settlement Date in respect of such Transaction and the termination of such Transaction following an Insolvency Filing) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day. Notwithstanding anything to the contrary in this Master Forward Confirmation, any Supplemental Confirmation, the Agreement, the 2002 Definitions or the 2000 Definitions, if Party A designates a Termination Settlement Date with respect to a Transaction (1) following the occurrence of an Event of Default or Termination Event, other than an Insolvency Filing, and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Party B’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Termination Settlement Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Party A (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Hedge Shares for such Transaction) shall, notwithstanding the provisions under “Conditions to Effectiveness” above, be deemed to be immediately effective.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Forward Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Forward Confirmation, any Supplemental Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

Address:	[_______]
Attention:	[_______]
Telephone No.:	[_______]
Facsimile:	[_______]
Email:	[_______]

With a copy to:

Address:	[_______]
Attention:	[_______]
Telephone No.:	[_______]
Facsimile:	[_______]
Email:	[_______]

Address for notices or communications to Party B:

Address:	Equinix, Inc. One Lagoon Drive Redwood City, California 94065

Attention:	Legal Department
Brandi Galvin Morandi, Chief Legal Officer
Telephone No.:	(650) 598-6913
Email:	bgalvin@equinix.com

With a copy to:

Address:	Equinix, Inc. One Lagoon Drive Redwood City, California 94065
Attention:	Treasury Department
Daniel Buza, Assistant Treasurer
Telephone No.:	650-598-6346
Email:	dbuza@equinix.com

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Master Forward Confirmation and/or any Supplemental Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Master Forward Confirmation and each Supplemental Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)	each Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate each Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Master Forward Confirmation or any Supplemental Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Master Forward Confirmation and the related Supplemental Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Master Forward Confirmation and such related Supplemental Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Master Forward Confirmation and such Supplemental Confirmation and the deletion of such portion of the Master Forward Confirmation and/or such Supplemental Confirmation will not substantially impair the respective benefits or expectations of parties to this Master Forward Confirmation and such Supplemental Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

U.S. Resolution Stay Protocol:

The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Party B shall be deemed a “Covered Entity” and Party A shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

Tax Matters:

(a)	For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: “It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.”

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a [Party A tax entity].

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(c)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)	Tax Imposed on Payments to Non-US Persons. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include (A) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretation thereof, (B) any tax imposed or collected pursuant to Section 305 of the Code or any current or future regulations or official interpretation thereof or (C) any tax imposed or collected pursuant to Sections 897 or 1445 of the Code or any current or future regulations or official interpretation thereof.

(e)	Agreement to Deliver Documents. For the purpose of Section 4(a)(i) and Section 4(a)(ii) of the Agreement, Party A agrees to deliver [____] and Party B agrees to deliver a completed and accurate U.S. Internal Revenue Service Form W-9 (or successor thereto), in each case (x) promptly upon execution of this Master Forward Confirmation, (y) promptly upon reasonable demand by the other party and (z) promptly upon learning that any form previously provided has become obsolete or incorrect.

[Insert additional Party A boilerplate, if any]

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Master Forward Confirmation and returning it to Party A.

Very truly yours,

[PARTY A]

By:
Name:
Title:

Accepted and confirmed as of the date first above written:

EQUINIX, INC.

By:
Name:
Title:

[Signature Page to Master Forward Confirmation]

EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

To:	Equinix, Inc. (“Party B”) One Lagoon Drive Redwood City, California 94065

From:	[Party A] (“Party A”) [Address]

Date:	[ ], 20[ ]

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Party A and Party B (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Party A and Party B as of the relevant Trade Date for the Transaction referenced below.

1.            This Supplemental Confirmation supplements, forms part of, and is subject to the Master Forward Confirmation dated as of February 18, 2022 (the “Master Forward Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Forward Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.            The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ], 20[ ]
Effective Date:	[ ], 20[ ]
Maturity Date:	[ ], 20[ ]
Base Amount:	[ ]
Initial Forward Price:	USD [ ]
Spread:	[ . ]%
Volume-Weighted Hedge Price:	USD [ ]
Specified Borrow Rate:	[ ] basis points per annum
Maximum Specified Borrow Rate:	[ ] basis points per annum
Forward Share Number:	[ ][4] Shares
Notice Settlement Number:	[ ] Scheduled Trading Days

4 To be twice the Base Amount.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Supplemental Confirmation and returning it to Party A.

Very truly yours,

[PARTY A]

By:
Name:
Title:

Accepted and confirmed as of the date first above written:

EQUINIX, INC.

By:
Name:
Title:

[Signature Page to Supplemental Confirmation]

Schedule I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[ ], 20[ ]	USD [ ]
[ ], 20[ ]	USD [ ]
[ ], 20[ ]	USD [ ]
[ ], 20[ ]	USD [ ]

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement, this Master Forward Confirmation or any Supplemental Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date for the relevant Transaction or Termination Settlement Date for the relevant Transaction that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of any Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable delivery date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).